EHXIBIT 23.01

              CONSENT OF INDEPENDENT CERFTIFIED PUBLIC ACCOUNTANTS
              ----------------------------------------------------



The Board of Directors
Infinity Broadcasting Corporation:

We consent to the use of our report incorporated herein by reference and to our firm under the headings "Summary Consolidated Financial Information" and "Experts" in each of the Prospectuses.




                                                           KPMG PEAT MARWICK LLP

                                                           KPMG Peat Marwick LLP


New York , New York
September 15, 1995